As filed with the Securities and Exchange Commission on July 24, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUN COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	38-2730780
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2015 Equity Incentive Plan

(Full title of the plan)

Gary A. Shiffman

Chief Executive Officer

27777 Franklin Road

Suite 200

Southfield, Michigan 48034

(248) 208-2500

(Name, Address, Telephone Number, Including Area Code, of Agent for Service)

Copies of all correspondence to:

Jeffrey M. Weiss, Esq.

Jaffe, Raitt, Heuer & Weiss, P.C.

27777 Franklin Road

Suite 2500

Southfield, Michigan 48034

(248) 351-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.01 par value per share (4)	1,750,000	$67.56	$118,230,000	$13,738.33

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers such indeterminate number of additional shares of Sun Communities, Inc.’s (the “Registrant”) common stock that may become issuable under the Registrant’s 2015 Equity Incentive Plan (the “Plan”) by reason of any future stock splits, stock dividends or similar adjustment of the Registrant’s common stock.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices reported for our common stock on the New York Stock Exchange on July 21, 2015.
(3)	The registration fee has been calculated and is being paid in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, or the Securities Act.
(4)	Includes rights to purchase our Junior Participating Preferred Stock. Because no separate consideration is paid for these rights, they are not considered in the calculation of the maximum aggregate offering price and the registration fee.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be sent or given to participants in the 2015 Equity Incentive Plan (the “Plan”), as specified by Rule 428(b)(1) of the Securities Act. Consistent with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Stock Option Plan Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement on Form S-8 (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, officers or directors pursuant to Rule 428(b) under the Securities Act or additional information about the Plan and its administrator are available without charge by contacting:

Sun Communities, Inc.

Attention: Investor Relations

27777 Franklin Road, Suite 200,

Southfield, Michigan 48034

Telephone Number: (248) 208-2500

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 2, 2015;

•	Our definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2015 and the supplement to such proxy statement on Schedule 14A filed with the SEC on July 1, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on April 23, 2015;

•	Our Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on January 12, 2015, April 2, 2015, April 17, 2015, April 27, 2015, May 20, 2015, June 16, 2015, June 17, 2015, June 24, 2015, July 17, 2015, and July 22, 2015;

•	The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC November 23, 1993 (File No. 1-12616), including any amendment or report filed to update such description; and

•	the description of certain distribution rights associated with our common stock contained in the Registration Statement on Form 8-A filed with the SEC on June 3, 2008 (File No. 001-12616), including any amendment or report filed to update such description.

All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequent filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our charter authorizes us to obligate the company to indemnify our present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. Our bylaws obligate us to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Maryland law. The Maryland General Corporation Law (“MGCL”) permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the company in those capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding; and (a) was committed in bad faith or, (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that: (i) it is proved that the person actually received an improper benefit or profit in money, property or services; or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter contains a provision providing for elimination of the liability of our directors or officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description	Method of Filing

4.1	Rights Agreement, dated as of June 2, 2008, between Sun Communities, Inc. and Computershare Trust Company, N.A., as Rights Agent	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated June 3, 2008

4.2	First Amendment to Rights Agreement, dated July 30, 2014, by and between Sun Communities, Inc. and Computershare Trust Company, N.A.	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated July 30, 2014

4.3	Form of certificate evidencing common stock	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated November 9, 2012

4.4	Sun Communities, Inc. 2015 Equity Incentive Plan	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated July 22, 2015

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation	Filed herewith

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm	Filed herewith

23.2	Consent of Deloitte & Touche LLP	Filed herewith

23.3	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation	Included in Exhibit 5.1

24.1	Powers of Attorney	Incorporated by reference to the signature page hereto

Item 9. Undertaking.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on July 24, 2015.

SUN COMMUNITIES, INC., a Maryland corporation

By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Principal Financial and Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Sun Communities, Inc. hereby constitutes and appoints Gary A. Shiffman and Karen J. Dearing, or either of them, such undersigned’s attorneys-in-fact and agents, with full power of substitution and resubstitution for the undersigned in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or their substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gary A. Shiffman Gary A. Shiffman	Chief Executive Officer, Chairman of the Board of Directors and Principal Executive Officer	July 24, 2015

/s/ Karen J. Dearing Karen J. Dearing	Executive Vice President, Treasurer, Chief Financial Officer, Secretary and Principal Financial and Accounting Officer	July 24, 2015

/s/ Stephanie W. Bergeron Stephanie W. Bergeron	Director	July 24, 2015

/s/ James R. Goldman James R. Goldman	Director	July 24, 2015

/s/ Brian Hermelin Brian Hermelin	Director	July 24, 2015

/s/ Ronald A. Klein Ronald A. Klein	Director	July 24, 2015

/s/ Paul D. Lapides Paul D. Lapides	Director	July 24, 2015

/s/ Clunet R. Lewis Clunet R. Lewis	Director	July 24, 2015

/s/ Ronald L. Piasecki Ronald L. Piasecki	Director	July 24, 2015

/s/ Randall K. Rowe Randall K. Rowe	Director	July 24, 2015

/s/ Arthur A. Weiss Arthur A. Weiss	Director	July 24, 2015

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

4.1	Rights Agreement, dated as of June 2, 2008, between Sun Communities, Inc. and Computershare Trust Company, N.A., as Rights Agent	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated June 3, 2008

4.2	First Amendment to Rights Agreement, dated July 30, 2014, by and between Sun Communities, Inc. and Computershare Trust Company, N.A.	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated July 30, 2014

4.3	Form of certificate evidencing common stock	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated November 9, 2012

4.4	Sun Communities, Inc. 2015 Equity Incentive Plan	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated July 22, 2015

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation	Filed herewith

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm	Filed herewith

23.2	Consent of Deloitte & Touche LLP	Filed herewith

23.3	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation	Included in Exhibit 5.1

24.1	Powers of Attorney	Incorporated by reference to the signature page hereto